CONSULTING AGREEMENT

            This Consulting Agreement (this "Agreement"), is made as of February 18, 2004, by and among Thinking Tools, Inc. (the "Company"), with an address at 200 Park Avenue, Suite 3900, New York, New York 10166, and Europa International, Inc. ("Consultant"), with an address at c/o Knoll Capital Management, L.P., 200 Park Avenue, Suite 3900, New York, New York 10166.

            WHEREAS, the Company desires to retain Consultant to render certain consulting services to the Company, and Consultant desires to provide such services to the Company on the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

      1. Appointment. The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

      2. Services. During the term of this Agreement, Consultant shall advise and consult with the Company with respect to the financial affairs of the Company, its capitalization and the elimination of the liabilities of the Company reflected on its balance sheet dated as of September 30, 2003 (the "Liabilities").

      3. Devotion of Time. The Consultant shall devote such time and resources to the performance of its duties hereunder as the Consultant shall determine in its sole and absolute discretion. Under no circumstances shall Consultant be required to devote any minimum amount of time or resources to the performance of such services.

      4. Consideration for Services. As consideration for the services provided by Consultant to the Company under this Agreement, the Company shall pay to the Consultant 93% of the amount of all Liabilities eliminated from the Company's balance sheet (other than as a result of the payment of such Liabilities by the Company), provided, however, that the aggregate compensation to be paid to the Consultant under this Agreement shall not exceed $195,000. Payments hereunder shall be made from time to time as such Liabilities are so eliminated, and in any event, such payments shall be made to the Consultant no later than five business days after the earlier of (i) the Company's receipt of written notification from its attorneys or independent accountants that such Liabilities (or any portion thereof) are no longer enforceable and/or will no longer be reflected in the Company's balance sheets, or (ii) the date the Company issues or releases (including, without limitation, in any filing with the Securities and Exchange Commission) any balance sheet that reflects the elimination of such Liabilities (or any portion thereof).

      5. Term. This Agreement shall commence on the date hereof and shall expire eighteen months from the date hereof, provided, however, that Consultant may terminate this Agreement at any time providing written notice thereof to the Company.

      6. Modification of Agreement. No waiver or modification of this Agreement or of any covenant, condition, or provision herein obtained shall be valid unless in writing and duly executed by the party to be charged therewith.

      7. Severability. In the event the provisions of this Agreement shall be held to be invalid by any court of competent jurisdiction, the same shall be deemed severable, and as never having been contained herein, and this Agreement shall then be construed and enforced in accordance with the remaining provisions hereof.

      8. Assignment. No assignment by any of the parties of this Agreement, or of any rights or obligations hereunder, shall be valid without the prior written consent of the other parties hereto, provided that the Consultant may assign any of its rights hereunder.

      9. Notices. Whenever any parties desire or are required to give notice hereunder to the other parties hereto, the same shall be in writing and shall be deemed sufficiently "given" if delivered to such person or deposited in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to which it is given at the address for such party set forth on the first page hereof or at such other address as such party shall give to the other party hereto by notice hereunder.

      10. Governing Law. This Agreement and all matters concerning its interpretation, performance, or the enforcement hereof, shall be governed in accordance with the laws of the State of New York.

      11. Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of competent jurisdiction of the State of New York or any court of competent jurisdiction of the United States of America sitting in the County of New York, State of New York, and any appellate court thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent either of them may legally and effectively do so, any objection that either of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York state or federal court in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.



               [REMAINDER OF THE PAGE IS LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the Parties have executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                                   THINKING TOOLS, INC.


                                   By:______________________________

                                   Name:
                                   Title:

                                   EUROPA INTERNATIONAL, INC.,

                                   By: Knoll Capital Management, L.P.,
                                       its investment manager


                                       By:__________________________
                                       Name:
                                       Title: